THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR REGULATION AND NOTIFICATION UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


No. 10                                        Warrant to Purchase 35,000 Shares
                                              of Common Stock

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                          COMMAND SECURITY CORPORATION
                          Void after September 30, 2001

      This certifies that, for value received, H. Richard Dickinson (the "Holder"), is entitled, subject to the terms set forth below, at any time before September 30, 2001 (subject to earlier redemption as provided in Section 1(b) below), to purchase from Command Security Corporation, a New York corporation (the "Company"), with its principal office at Route 55, Lexington Park, Lagrangeville, NY 12540, 35,000 shares (the "Shares") of common stock, $.0001 par value of the Company, upon surrender hereof, at the principal office of the Company, with the Election to Purchase form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, or otherwise as hereinafter provided, at a price equal to $1.875 per full Share. (Such price hereinafter referred to as the "Purchase Price"). The Purchase Price, number and character of such Shares are subject to adjustment as provided below, and the term "Shares" shall mean, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term "Warrants" as used herein shall include this Warrant and any warrants delivered or deliverable in substitution or exchange thereof as provided herein.

1. (a) Exercise. This Warrant may be exercised at any time or from time to time, on any business day for up to the number of Shares called for hereby, by surrendering it at the principal office of the Company, with the Election to Purchase form duly executed, together with payment in cash or by certified or official bank check, payable to the order of the Company, of the sum obtained by multiplying (i) the number of Shares indicated on the Election to Purchase form by (ii) the appropriate Purchase